Exhibit 5.1


                               September 14, 2001

Quicksilver Resources Inc.
777 West Rosedale Street, Suite 300
Fort Worth, Texas 76104

     Re: Quicksilver Resources Inc.

Ladies and Gentlemen:

     We have assisted in the preparation and filing by Quicksilver Resources Inc. (the "Company") of a Registration Statement on Form S-3, dated September 14, 2001 (the "Registration Statement"), relating to the sale or issuance of up to 304,661 shares (the "Shares") of common stock, $0.01 par value (the "Common Stock"), of the Company. Of such shares, 280,169 shares are to be issued in exchange for exchangeable shares issued by MGV Energy Inc. and 24,492 shares may be sold from time to time by Mercury Exploration Company.

     Our opinion is limited in all respects to the substantive law of the Sate of Texas, the federal law of the United States, and the Delaware General Corporation Law, and we assume no responsibility as to the applicability thereto, or to the effect thereon, of the laws of any other jurisdiction.

     As counsel to the Company, we have examined the Registration Statement, the Company's Restated Certificate of Incorporation, its Bylaws, and other corporate records of the Company and have made such other investigations as we have deemed necessary as a basis for the opinion hereinafter set forth. For purposes of this opinion we have assumed the genuineness of all signatures on all documents, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the correctness and accuracy of all facts set forth in all certificates and documents that we have examined.

     Based upon and subject to the foregoing, we are of the opinion that issuance of the Shares was duly authorized and the Shares are, or when issued in exchange for the consideration contemplated in the resolutions authorizing their issuance will be, validly issued, fully paid and nonassessable.

     This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our name in the Registration Statement under the caption "Validity of Common Stock" in the related Prospectus and consent to the filing of this opinion as an exhibit thereto.

                                   Sincerely,

                                   CANTEY & HANGER, L.L.P.


                                   By:      /s/ Dean A. Tetirick
                                   --------------------------------------------
                                            Dean A. Tetirick, Partner